Exhibit 99.1

FOR IMMEDIATE RELEASE

HEALTHTRONICS’ CHIEF FINANCIAL OFFICER

ANNOUNCES RESIGNATION

AUSTIN, TX, July 28, 2006 - HealthTronics, Inc. (NASDAQ: HTRN) today announced that Senior Vice President and Chief Financial Officer John Q. Barnidge will resign his positions effective August 10, 2006 to pursue other business interests.

Sam Humphries, the Company’s President and Chief Executive Officer, commented, “We appreciate the contribution John has made to HealthTronics. We wish him well in his future endeavors.”

About HealthTronics, Inc.

HealthTronics provides healthcare services primarily to the Urology community, and manufactures and distributes medical devices. The Company also manufactures specialty vehicles used for the transport of high technology medical devices, broadcast & communications equipment and the Homeland Security marketplace. For more information, visit www.healthtronics.com.

Statements by HealthTronics’ management in this press release that are not strictly historical, including statements regarding plans, objectives and future financial performance, are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although HealthTronics believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from HealthTronics’ expectations include, among others, the existence of demand for and acceptance of HealthTronics’ services, economic conditions, the impact of competition and pricing, financing efforts and other factors described from time to time in HealthTronics’ periodic filings with the Securities and Exchange Commission.

CONTACT:
HealthTronics, Inc.
Sam B. Humphries,
President and Chief Executive Officer
(512) 328-2892
www.healthtronics.com